EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-100801 and 333-143402 on Form S-8 of Franklin Resources, Inc. of our report dated September 16, 2011, relating to the financial statements of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, which appears in this Annual Report on Form 11-K of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan for the year ended July 31, 2011.

/s/ Perry-Smith LLP
Sacramento, California
September 16, 2011

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